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                                                                      Exhibit 4

                          AMENDMENT TO RIGHTS AGREEMENT


                  AMENDMENT, dated as of August 12, 1998, by and between DURAMED PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and THE PROVIDENT BANK (the "Rights Agent") to the Rights Agreement between the Company and the Rights Agent dated as of August 16, 1988 (the "Rights Agreement").

                  WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time prior to the Distribution Date (as defined therein) supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

                  WHEREAS, the Company desires to extend the expiration date of the Rights Agreement and the Rights Agent has agreed to continue to serve in such capacity;

                  WHEREAS, the Board of Directors of the Company has approved of this Amendment to the Rights Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                  1. Section 1(o) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "Final Expiration Date" shall mean the close of business on August 31, 2008.

                  2. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.


                                      DURAMED PHARMACEUTICALS, INC.


                                      By:  /s/ E. Thomas Arington
                                           -------------------------------------
                                           E. Thomas Arington
                                           President and Chief Executive Officer


                                      THE PROVIDENT BANK


                                       By: /s/ Jacqueline M. Dever
                                           -------------------------------------
                                       Name:  Jacqueline M. Dever
                                              ----------------------------------
                                       Title:  Vice President & Trust Officer
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